Exhibit 99.2

Hercules Capital Announces the Appointment of Ms. DeAnne Aguirre to Its Board of Directors

PALO ALTO, Calif., June 24, 2022 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the largest and leading specialty financing provider to innovative venture, growth and established stage companies backed by some of the leading and top-tier venture capital and select private equity firms, today announced that DeAnne Aguirre was appointed to serve as an independent member of its board of directors, effective June 23, 2022. Ms. Aguirre is an experienced corporate executive and Board Director with more than 30 years in senior leadership managing large and complex domestic and international business units.

Ms. Aguirre will serve on the Nominating and Corporate Governance Committee.

“As we continue to expand our platform and target markets both domestically and abroad, DeAnne’s deep industry experience and executive leadership credentials in technology, business and strategy consulting will be a valuable addition to our Board of Directors,” said Scott Bluestein, chief executive officer and chief investment officer of Hercules. “We are pleased to welcome DeAnne to our Board and look forward to her contributions.”

Ms. Aguirre currently serves as a member of the board of directors of Cisive, a global technology-enabled compliance solutions company. She retired in 2020 from PricewaterhouseCoopers as Managing Partner (CEO equivalent) of the North America Strategy Business, where she was accountable for one-half of the global strategy business across Canada, the U.S. and Mexico, including business development, profitability, talent and operations. From 1991 to 2015, Ms. Aguirre held positions at Booz & Co./Booz Allen Hamilton from Technology Leader to Global Co-leader, Organization & Strategic Leadership Business. At Booz Allen Hamilton, she led the Southern Cone (Brazil, Argentina and Chile) Technology business and was elected by her partners to the global board of directors, on which she served for nine years. During her board tenure, she was the chair of the audit and compensation committees.

Ms. Aguirre received her Bachelor of Science in Mathematics, with emphasis in Computer Science, from Fort Hays State University and her Master of Science in Business Administration from the Stanford University Graduate School of Business.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $14.0 billion to over 570 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules, through its wholly owned subsidiary, Hercules Adviser LLC (“Hercules Adviser”), also maintains an asset management business through which it manages investments for external parties (“Adviser Funds”). Hercules Adviser is registered as an investment adviser under the Investment Advisers Act of 1940.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.” In addition, Hercules has one retail bond issuance of 6.25% Notes due 2033 (NYSE: HCXY).

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

The information disclosed in this press release is made as of the date hereof and reflects Hercules’ most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

650-433-5578

mhara@htgc.com